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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, the Rock-Tenn Company 1989 Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan, and in the Registration Statement (Form S-3 No. 33-93934) of Rock-Tenn Company and in the related Prospectus pertaining to debt securities, of our report dated October 24, 1996, with respect to the consolidated financial statements and schedule of Rock-Tenn Company included in this Annual Report (Form 10-K) for the year ended September 30, 1996, and our report dated October 25, 1996, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan filed as an Exhibit to this Annual Report (Form 10-K) for the year ended September 30, 1996.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
December 20, 1996